As filed with the Securities Exchange Commission on January 29, 2010
Registration Statement No. 333 -164370

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARAGON SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

15 Karamanli Ave GR 16673 Voula, Greece (011) (30) (210) 891 4600 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Explanatory Note

This F-3/A is being filed solely for the purpose of including the additional registrants listed below, which were erroneously omitted from the initial filing of this registration statement on January 15, 2010.  No changes to the prospectus included in the original registration statement filed on January 15, 2010 are being made by this amendment and no additional securities are being registered in this amended registration statement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(5)	Proposed Maximum Aggregate Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Primary Offering
Common Shares, par value $0.001 per share (2)(4)
Preferred Stock Purchase Rights (2)
Preferred Shares, par value $0.001 per share (4)
Debt Securities (4)(5)
Guarantees (6)
Warrants (7)
Purchase Contracts (8)
Units (9)
Primary Offering Total			$500,000,000	$35,650
Secondary Offering
Common Shares, par value $0.001 per share to be offered by certain selling shareholders	9,214,206	$5.08 (10)	$46,024,958.97 (10)	$3,281.58 (10)
Total			$546,024,958.97	$38,931.58 (11)*

*Previously paid.
(1)	Such amount in U.S. dollars, or the equivalent thereof in foreign currencies, as shall result in an aggregate initial public offering price for all securities of $500,000,000.
(2)
Including preferred stock purchase rights that will initially trade together with the common shares. The value attributable to the rights, if any, will be reflected in the market price of the common shares.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II(C) of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Paragon Shipping Inc. pursuant to this registration statement exceed $500,000,000.

(4)
Also includes such indeterminate amount of debt securities and number of preferred shares and common shares as may be issued upon conversion of, or in exchange for, any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(5)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(6)
The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Paragon Shipping Inc.  No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees are payable.

(7)	An indeterminate number of warrants as may from time to time be sold at indeterminate prices are being registered hereunder.
(8)	An indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices are being registered hereunder.
(9)	An indeterminate number of units as may from time to time be sold at indeterminate prices are being registered hereunder. Units may consist of any combination of the securities registered hereunder.
(10)	Pursuant to Rule 457(c), the offering price and registration fee are computed on the average of the high and low prices for the common stock on the Nasdaq Global Market on January 13, 2010.
(11)
Pursuant to Rule 457(p) under the Securities Act, the Registrant is applying the filing fee associated with unsold securities under its registration statement on Form F-3 initially filed on August 13, 2008 (File No. 333-152979) (the “Prior Registration Statement”), against the fee that would otherwise be due in connection with this registration statement. The Prior Registration Statement registered securities under its primary offering for a maximum offering price of $250,000,000 and the Registrant has since sold $86,320,583 of such registered securities, leaving a balance of unsold securities with an aggregate offering price of $163,679,417. The associated filing fee of $6,432 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee of $35,650 due for the primary offering of this registration statement. This registration statement will also register 5,203,288 shares that were registered under the Prior Registration Statement’s secondary offering. The associated filing fee of $3,014 for such unsold securities, calculated under Rule 457(c), is hereby used to offset the secondary offering of this current registration fee of $3,281.58. Accordingly, an aggregate remaining fees amount of $9,446 is hereby used to offset the aggregate current registration fee of $38,931.58, and $29,485.58 has been paid with respect to this current registration statement.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Country of Incorporation	IRS Employer I.D. No.	Primary Standard Industrial Classification Code No.

Camelia Navigation S.A.	Marshall Islands	N/A	4412
Canyon I Navigation Corp.	Marshall Islands	N/A	4412
Donna Marine Co.	Marshall Islands	N/A	4412
Explorer Shipholding Limited	Marshall Islands	N/A	4412
Fairplay Maritime Ltd.	Marshall Islands	N/A	4412
Frontline Marine Co.	Marshall Islands	N/A	4412
Imperator I Maritime Company	Marshall Islands	N/A	4412
Opera Navigation Co.	Marshall Islands	N/A	4412
Trade Force Shipping S.A.	Marshall Islands	N/A	4412
Protea International Inc.	Liberia	N/A	4412
Reading Navigation Co.	Liberia	N/A	4412
Paloma Marine S.A.	Liberia	N/A	4412
Epic Investments Inc.	Marshall Islands	N/A	4412
Ovation Services Inc.	Marshall Islands	N/A	4412
Irises Shipping Ltd.	Marshall Islands	N/A	4412

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

Article VIII, Section 1 of the amended and restated Bylaws of the Company provides that:

The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Article VIII, Section 2 of the amended and restated Bylaws of the Company provides that:

The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

Article VIII, Section 3 of the amended and restated Bylaws of the Company provides that:

To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Article VIII, Section 4 of the amended and restated Bylaws of the Company provides that:

Any indemnification under Sections 1 or 2 of this Article VIII (unless ordered by a court having proper jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(1)           by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

(2)           if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3)           by the shareholders.

Article VIII, Section 5 of the amended and restated Bylaws of the Company provides that:

Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section.

Article VIII, Section 6 of the amended and restated Bylaws of the Company provides that:

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article VIII, Section 7 of the By-laws of the Company provides that:

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

Article VIII, Section 8 of the amended and restated Bylaws of the Company provides that:

For purposes of this Article VIII, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation of its separate existence had continued.

Article VIII, Section 9 of the amended and restated Bylaws of the Company provides that:

For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

Article VIII, Section 10 of the amended and restated Bylaws of the Company provides that:

The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Article VIII, Section 11 of the amended and restated Bylaws of the Company provides that:

No director or officer of the Corporation shall be personally liable to the Corporation or to any shareholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director's or the officer's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director or officer derived an improper personal benefit.

Section M to the amended and restated Articles of Incorporation of the Company provides that:

No director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the BCA as the same exists or may hereafter be amended. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the BCA, as so amended. Any repeal or modification of this Section M shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 60 of the Marshall Islands Business Corporation Act provides as follows:

Indemnification of directors and officers.

(1)
Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(7)
Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.  Exhibits

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 10.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(d) Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)-(g) Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)-(l) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on January 29, 2010.

PARAGON SHIPPING INC.

By:	/s/ Michael Bodouroglou
Name:	Michael Bodouroglou
Title:	Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou Michael Bodouroglou	Chairman and Chief Executive Officer

/s/ Christopher J. Thomas Christopher J. Thomas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ George Skrimizeas George Skrimizeas	Chief Operating Officer

/s/ Nigel D. Cleave Nigel D. Cleave	Director

/s/ Bruce Ogilvy Bruce Ogilvy	Director

/s/ Dimitrios Sigalas Dimitrios Sigalas	Director

/s/ George Xiradakis George Xiradakis	Director

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly undersigned representative in the United States of Paragon Shipping Inc., has signed this registration statement in Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director and Authorized
          Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Camelia Navigation S.A.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Canyon I Navigation Corp.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: President, Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	President, Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Donna Marine Co.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Explorer Shipholding Limited

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Fairplay Maritime Ltd.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Frontline Marine Co.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Imperator I Maritime Company

/s/ Maria Stefanou
Name: Maria Stefanou
Title: President, Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	President, Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Opera Navigation Co.

/s/ George Skrimizeas
Name: George Skrimizeas
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ George Skrimizeas	President and Director
George Skrimizeas

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Trade Force Shipping S.A.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ George Skrimizeas	Secretary and Director
George Skrimizeas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Protea International Inc.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Reading Navigation Co.

/s/ Michael Bodouroglou
Name: Michael Bodouroglou
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Michael Bodouroglou	President and Director
Michael Bodouroglou

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Paloma Marine S.A.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: President, Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	President, Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Epic Investments Inc.

/s/ George Skrimizeas
Name: George Skrimizeas
Title: President and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ George Skrimizeas	President and Director
George Skrimizeas

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Ovation Services Inc.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on January 29, 2010.

Irises Shipping Ltd.

/s/ Maria Stefanou
Name: Maria Stefanou
Title: Secretary and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bodouroglou, Christopher J. Thomas, Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on January 29, 2010 in the capacities indicated.

Signature	Title

/s/ Maria Stefanou	Secretary and Director
Maria Stefanou

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on January 29, 2010.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director and Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

3.1	Amended and Restated Articles of Incorporation of Paragon Shipping Inc. (1)

3.2	Amended and Restated By-laws of Paragon Shipping Inc. (2)

4.1	Form of Common Stock Certificate (1)

4.2	Preferred Share Certificate*

4.3	Form of Senior Debt Securities Indenture (3)

4.4	Form of Subordinated Debt Securities Indenture (3)

4.5	Form of Warrant Agreement*

4.6	Form of Purchase Contract*

4.7	Form of Unit Agreement*

5.1	Form of Opinion of Seward & Kissel LLP, as to validity of Securities (3)

8.1	Form of Opinion of Seward & Kissel LLP, with respect to certain tax matters (3)

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1) (3)

23.2	Consent of Independent Registered Public Accounting Firm (3)

24.1	Power of Attorney (contained in signature page) (3)

25.1	T-1 Statement of Eligibility (senior indenture)*

25.2	T-1 Statement of Eligibility (subordinated indenture)*

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.

(1)	Incorporated herein by reference to Exhibit 3.1 to the Registration Statement of Paragon Shipping Inc. on Form F-1, Registration No. 333-143481 filed with the SEC on June 4, 2007.

(2) (3)
Incorporated herein by reference to Exhibit 99.1 to Form 6-K of Paragon Shipping Inc. filed with the SEC on August 15, 2007.

Previously filed with initial registration statement filed on January 15, 2010.

SK 25744 0001 1043901 v4